                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)

                                       OF

                             ENDOSONICS CORPORATION
                                       BY

                            JOMED ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                                   JOMED N.V.

      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON TUESDAY, SEPTEMBER 19, 2000, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase dated August 21, 2000 (the "Offer to Purchase") and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by JOMED Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of JOMED N.V., a company organized under the laws of The Netherlands ("JOMED"), to purchase all outstanding shares of common stock, par value $.001 per share, including the related rights to purchase preferred stock (collectively, the "Shares"), of EndoSonics Corporation, a Delaware corporation (the "Company"), at a purchase price of $11.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal enclosed herewith.

     We are the holder of record of Shares for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

          1. The offer price is $11.00 per Share, net to you in cash, without interest thereon.

          2.  The Offer is being made for all outstanding Shares.

          3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of August 5, 2000 (the "Merger Agreement"), among JOMED, the Purchaser and the Company. The Merger Agreement provides, among other things, that the Purchaser will be merged with and into the Company (the "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement.

          4. The Company's Board of Directors, at a special meeting held on August 5, 2000, unanimously (1) determined that the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (as defined below), are fair to and in the best interests of the Company's stockholders; (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger; and (3) recommended that the Company's stockholders accept the Offer and tender their Shares thereunder.

          5. The Offer and withdrawal rights will expire at 12:01 a.m., New York City time, on Tuesday, September 19, 2000 (the "Expiration Date"), unless the Offer is extended.
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        6.  Any stock transfer taxes applicable to the sale of Shares to the
Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares that together, with the Shares then owned by JOMED and/or Purchaser, represents at least a majority of Shares outstanding on a fully diluted basis, (2) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder having expired or been terminated, and all consents and approvals from Governmental Authorities pursuant to national antitrust or competition laws, which are required to complete the transaction, having been obtained and (3) the satisfaction of certain other conditions including, but not limited to, the closing price of the JOMED Ordinary Shares on the SWX Swiss Exchange not being less than (i) 42 Swiss Francs or (ii) one-half of the closing price of the JOMED Ordinary Shares on the SWX Swiss Exchange on the first trading day following the announcement of the Offer and the Merger (the closing price of the JOMED Ordinary Shares on August 7, 2000, the first trading day after the announcement of the Offer and the Merger, was 90 Swiss Francs per share) on either of (i) the date of the execution of the purchase agreement for the JOMED Equity Offering (the "Purchase Agreement") or (ii) on the first trading day immediately prior to the closing date of the Purchase Agreement, as such date is defined in the Purchase Agreement. See Sections 11 and 15.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser shall make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

                                        2
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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)

                                       OF

                             ENDOSONICS CORPORATION

                                       BY

                            JOMED ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                                   JOMED N.V.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 21, 2000 and the related Letter of Transmittal, in connection with the offer by JOMED Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of JOMED N.V., a company organized under the laws of The Netherlands (the "Parent"), to purchase all outstanding shares of common stock, par value $.001 per share, including the related rights to purchase preferred stock (collectively, the "Shares"), of EndoSonics Corporation, a Delaware corporation (the "Company"), at a purchase price of $11.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.


Number of Shares                                                                  SIGN HERE
to Be Tendered:* -------------------                        -----------------------------------------------------
                                                            -----------------------------------------------------
                                                                                SIGNATURE(S)

Account No.: ---------------------------------              -----------------------------------------------------
                                                            -----------------------------------------------------

Dated:             , 2000                                   -----------------------------------------------------
                                                            -----------------------------------------------------
                                                            PRINT NAME(S) AND ADDRESS(ES)
                                                            -----------------------------------------------------
                                                            -----------------------------------------------------
                                                            -----------------------------------------------------
                                                            AREA CODE AND TELEPHONE NUMBER(S)
                                                            -----------------------------------------------------
                                                            TAXPAYER IDENTIFICATION OR SOCIAL
                                                            SECURITY NUMBER(S)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.